Registration Number 333-___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

63-0780521
(I.R.S. Employer Identification No.)

4520 Executive Park Drive, Montgomery, Alabama 36116-1602
334-244-4000
(Address of Principal Executive Offices)


1995 Blount Long-Term Executive Stock Option Plan
(Full Title of Plan)

D. Joseph McInnes
Blount International, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602
334-244-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
L. Daniel Morris, Jr.
Blount International, Inc.
4520 Executive Park Drive
Montgomery, Alabama  36116-1602
334-244-4000

CALCULATION OF REGISTRATION FEE

Title of Securities
to be Registered:           Class A Common Stock, $.01 par value per
                            share

Amount to be Registered:    1,050,000 shares

Proposed Maximum Offering
Price per Share:            $35.50 (1)

Proposed Maximum Aggregate
Offering Price:             $37,275,000 (1)

Amount of Registration Fee: $12,853.44


(1) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933. The registration fee was calculated pursuant to Rules 457(h)(1) and (c) and based upon the average of the high and low prices ($35.50) for the registrant's Class A Common Stock on the New York Stock Exchange Composite Tape on October 10, 1996, as reported by The Wall Street Journal.

REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) Prospectus and are available, without charge, to the participants upon written or oral request to Secretary, Blount International, Inc., 4520 Executive Park Drive, Montgomery, Alabama 36116-1602 (telephone number 334-244-4000). The documents containing the information requested by Part I of Form S-8, the Annual Report on Form 10-K of Blount International, Inc., and all reports, proxy statements and other communications distributed generally to the security holders of Blount International, Inc. are available, without charge, to participants upon written or oral request to Secretary, Blount International, Inc., 4520 Executive Park Drive, Montgomery, Alabama 36116-1602 (telephone number 334-244-4000).


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

    The following documents are incorporated herein by reference and made a part hereof:

    (1) The Annual Report on Form 10-K of Blount International, Inc. (the "Company") for the year ended February 29, 1996.

    (2)  The report on Form 8-K of the Company filed April 19, 1996.

    (3) The Quarterly Reports of the Company on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996.

    (4) The description of the capital stock of the Company contained in the Company's Form 8-A filed with the Commission on October 18, 1995 (Commission File No. 001-11549), which incorporates by reference the description of the capital stock of the Company contained in the Company's Registration Statement on Form S-4 (Registration No. 33-63141).

    All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the Prospectus and prior to the termination of the offering of the Class A Common Stock of the Company offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 5.  Interest of Named Experts and Counsel.

    Bradley, Arant, Rose & White, counsel to the Company, has been routinely engaged to perform legal services by the Company and members of the family that controls the Company since the formation of the Company.

Item 6.  Indemnification of Directors and Officers.

    As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL"), the Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Restated Certificate of Incorporation of the Company requires that the liability of a director of the Company be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of this provision of the Restated Certificate of Incorporation of the Company by the stockholders of the Company shall not adversely affect any right or protection of a director of Company existing at the time of such repeal or modification.

    In accordance with Section 145 of the DGCL, the By-Laws of Company provide that Company shall indemnify, and in connection with such indemnification may advance expenses to, any person who is or was a director, officer, employee or agent of Company, and any person who is or was serving at the request of Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law, including without limitation the DGCL.
If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of the By-Laws of the Company, then the By-Laws require that the Company indemnify such persons to the fullest extent permitted by law as or in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect
to which indemnification is sought.   The indemnification and advancement of
expenses pursuant to the By-Laws shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under such By-Laws, the Restated Certificate of Incorporation of the Company, any separate contract or agreement or applicable law.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

    Pursuant to the Plan and Agreement of Merger, dated August 17, 1995 (the "Merger Agreement"), among the Company, a corporation controlled by Winton M. Blount and his children (such persons, together with the spouse of Winton M. Blount, being referred to together herein as the "Blount Family"), HBC Transaction Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Blount, Inc., a Delaware corporation (the "Surviving Corporation"), the Company is required to, and is required to cause the Surviving Corporation to, jointly and severally indemnify, defend and hold harmless the present and former officers and directors of the Company, including members of the Blount Family (collectively, the "Indemnified Parties") against all losses, expenses (including attorneys' fees), claims, damages, costs, liabilities or judgments or amounts that are paid in settlement with the approval of the Company (which approval shall not be unreasonably withheld) arising out of actions or omissions occurring at or prior to the Effective Time of Merger (as defined in the Merger Agreement) or required under the DGCL (and shall also pay expenses in advance of the final disposition of any claim to each Indemnified Party) to the fullest extent
permitted, under the terms and conditions provided by, the DGCL.   The Company
is also required to use its best efforts to arrange to have the Indemnified Parties named as insureds under, or otherwise covered by, the officers and directors liability insurance policy of the Surviving Corporation which will be continued by the Company following the Effective Time of the Merger (as long as any such policy shall be in force), provided that such action shall not involve unreasonable cost to the Company.

    In addition, the By-Laws of the Company permit the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprises, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such
liability under applicable law.   Policies of insurance are maintained by the
Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are a parties by reason of being or having been such directors or officers.

Item 8.  Exhibits and Financial Statement Schedules.

(a) Exhibits

    The following exhibits are filed as part of this Registration Statement:

 *4(a) Restated Certificate of Incorporation of Blount International, Inc. (included as Exhibit I to Appendix A to the Registration Statement on Form S-4 of Blount International, Inc. (Reg. No. 33-63141)).
 *4(b) By-Laws of Blount International, Inc. (included as Exhibit II to Appendix A to the to the Registration Statement on Form S-4 of Blount International, Inc. (Reg. No. 33-63141)).
 *4(c) Form of Registration Rights and Stock Transfer Restriction Agreement (included as Exhibit IV to Appendix A to the Registration Statement on Form S-4 of Blount International, Inc. (Reg. No. 33-63141)).
 *4(d) Registration Statement on Form S-2 (Reg. No. 33-62728) of Blount, Inc. with respect to the 9% subordinated notes due June 2003 of Blount, Inc., including amendments and exhibits.
 *4(e) 1992 Blount Incentive Stock Option Plan of Blount, Inc. (included as Appendix C to the Registration Statement on Form S-4 of Blount International, Inc. (Reg. No. 33-63141)).
 *4(f) 1994 Blount Executive Stock Option Plan of Blount, Inc. (included as Appendix D to the Registration Statement on Form S-4 of Blount International, Inc. (Reg. No. 33-63141)).
 *4(g) 1995 Blount Long-Term Executive Stock Option Plan (included as Appendix E to the Registration Statement on Form S-4 of Blount International, Inc. (Reg. No. 33-63141)).
 5(a) Opinion of Bradley, Arant, Rose & White as to the legality of the securities being registered.
 23(a)    Consent of Coopers & Lybrand L.L.P.
 23(b)    Consent of Bradley, Arant, Rose & White (contained in exhibit
          5(a)).
 24(a)    Powers of Attorney of certain directors and officers.


*   Incorporated by reference.


 Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan or distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama, on October 14, 1996.


                                           BLOUNT INTERNATIONAL, INC.


                                  By:   /s/ Harold E. Layman
                                        Harold E. Layman
                                        Senior Vice President
                                        and Chief Financial Officer



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



     Signature                            Title               Date


*  Winton M. Blount        Chairman of the Board and       October 14, 1996
   Winton M. Blount        Director


/s/John M. Panettiere      President, Chief Executive      October 15, 1996
   John M. Panettiere      Officer and Director


/s/Harold E. Layman        Senior Vice President and       October 14, 1996
   Harold E. Layman        Chief Financial Officer


/s/Rodney W. Blankenship   Controller (Principal           October 14, 1996
   Rodney W. Blankenship   Accounting Officer)


*  W. Houston Blount       Director                        October 14, 1996
   W. Houston Blount



*  R. Eugene Cartledge     Director                        October 14, 1996
   R. Eugene Cartledge


*  C. Todd Conover         Director                        October 14, 1996
   C. Todd Conover


*  H. Corbin Day           Director                        October 14, 1996
   H. Corbin Day


*  Herbert J. Dickson      Director                        October 14, 1996
   Herbert J. Dickson


*  Emory M. Folmar         Director                        October 14, 1996
   Emory M. Folmar


*  Joab L. Thomas          Director                        October 14, 1996
   Joab L. Thomas


*  Mary D. Nelson          Director                        October 14, 1996
   Mary D. Nelson


*  Arthur P. Ronan         Director                        October 14, 1996
   Arthur P. Ronan


*By /s/ L. Daniel Morris, Jr.                              October 14, 1996
   L. Daniel Morris, Jr.
   Attorney in Fact

                                                     Exhibit 5(a)







                         October 14, 1996



Blount International, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602

Re: 1995 Blount Long-Term Executive Stock Option Plan

Ladies and Gentlemen:

In our capacity as counsel for Blount International, Inc., a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in form as proposed to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended, relating to the issuance of shares of the Class A Common Stock, par value $.01 per share, of the Company (the "Company Class A Common Stock"), pursuant to the terms of the 1995 Blount Long-Term Executive Option Plan, as the same has been assumed by the Company (the "1995 Plan"), pursuant to which 1995 Plan 1,050,000 shares of the Company Class A Common Stock are available for issuance. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

Upon the basis of the foregoing, we are of the opinion that the 1,050,000 shares of the Company Class A Common Stock referred to above available for issuance under the Registration Statement, to the extent actually issued pursuant to and in accordance with the 1995 Plan, will have been duly and validly authorized and issued and will be fully paid and nonassessable shares of the Company Class A Common Stock.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the caption "INTERESTS OF NAMED EXPERTS AND COUNSEL" in Item 5 of Part II of the Registration Statement.

                                  Yours very truly,

                                  /s/ Bradley, Arant, Rose & White

Exhibit 23(a)

Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement of Blount International, Inc. on Form S-8 of our report dated April 11, 1996, on our audits of the consolidated financial statements and financial statement schedules of Blount International, Inc. as of the last day of February 1996 and 1995, and for each of the three years in the period ended February 29, 1996, which report is included in the Blount International, Inc. Annual Report on Form 10-K.


                              /s/ Coopers & Lybrand L.L.P.

Atlanta, Georgia
October 14, 1996
Exhibit 24(a)
POWER OF ATTORNEY


    The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1995 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan");
(2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this fifteenth day of February 1996.

/s/ Winton M. Blount
Exhibit 24(a)
POWER OF ATTORNEY


    The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1995 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan");
(2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this twenty-first day of February 1996.


/s/ W. Houston Blount

Exhibit 24(a)
POWER OF ATTORNEY


    The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1995 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan");
(2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this twelfth day of February 1996.


/s/ R. Eugene Cartledge

Exhibit 24(a)
POWER OF ATTORNEY


    The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1995 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan");
(2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this fifteenth day of February 1996.


/s/ C. Todd Conover

Exhibit 24(a)
POWER OF ATTORNEY


    The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1995 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan");
(2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this twelfth day of February 1996.


/s/ H. Corbin Day

Exhibit 24(a)
POWER OF ATTORNEY


    The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1995 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan");
(2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this twelfth day of February 1996.


/s/ Herbert J. Dickson

Exhibit 24(a)
POWER OF ATTORNEY


    The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1995 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan");
(2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this twelfth day of February 1996.


/s/ Emory M. Folmar

Exhibit 24(a)
POWER OF ATTORNEY


    The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1995 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan");
(2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this twelfth day of February 1996.


/s/ Joab L. Thomas

Exhibit 24(a)
POWER OF ATTORNEY


    The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1995 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan");
(2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this twelfth day of February 1996.


/s/ Mary D. Nelson

Exhibit 24(a)
POWER OF ATTORNEY


    The undersigned director of Blount International, Inc. (the "Company") hereby makes, constitutes and appoints D. Joseph McInnes and L. Daniel Morris, Jr., and each of them, the true and lawful attorney-in-fact and agent to the undersigned to: (1) execute in the name and on behalf of the Company and the undersigned a Registration Statement and any amendment or amendments thereto relating to the sale of Class A Common Stock of the Company pursuant to the 1995 Blount Long Term Executive Stock Option Plan (the "Stock Option Plan");
(2) execute any and all other documents, papers and/or forms reasonably necessary to the registration and/or listing of shares of the Class A Common Stock of the Company pursuant to the Stock Option Plan; and (3) perform all other acts which, in the discretion of D. Joseph McInnes and/or L. Daniel Morris, Jr., may be deemed reasonably necessary or appropriate to carry out and accomplish the registration of shares of Class A Common Stock of the Company pursuant to the Stock Option Plan.

    Dated as of this twelfth day of February 1996.


/s/ Arthur P. Ronan